EXHIBIT 31.2

Certifications of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Peter Osvaldik, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of T-Mobile US, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

August 10, 2020

/s/ Peter Osvaldik
Peter Osvaldik Executive Vice President and Chief Financial Officer